Exhibit 10.1

FIRST AMENDMENT
TO THE
BRANCH PURCHASE AND ASSUMPTION AGREEMENT

THIS FIRST AMENDMENT TO THE BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this “Amendment”), dated May 31, 2005, is made by and between Gold Bank, a Kansas banking corporation (“Seller”), and Olney Bancshares of Texas, Inc., a Texas corporation (“Buyer”).

RECITALS

A. Seller and Buyer are parties to the Branch Purchase and Assumption Agreement, dated January 12, 2005 (the "Original Agreement"). The Original Agreement, as amended by this Amendment, is referred to as the "Agreement".

B. Seller and Buyer desire to amend the Original Agreement to (a) obligate Buyer to report to the customers and the IRS all interest paid or earned during the entire year in which the Closing Date occurs, (b) provide procedures for settlement of uncollected items included in the Deposits, (c) allow Buyer to assume Deposits, including Public Deposits (as defined below), along with any overdrafts included in Deposits, and any IRA Accounts associated with FSA Borrowers, (d) revise the list of data processing equipment in Schedule 1.01(c)(ii) to the Original Agreement, (e) require Buyer to remove any software owned or used by Seller located on any equipment acquired by Buyer from Seller, (f) allow Buyer to assume responsibility for issuing statements as of the Closing Date to the customers of such Branch Offices, and (g) address matters with respect to outstanding letters of credit issued by or on behalf of Seller.

C. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Original Agreement.

AGREEMENT

ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	Amendments to Original Agreement

1.	Schedule 1.01(c)(ii) to the Original Agreement is hereby deleted in its entirety and replaced with the Schedule 1.01(c)(ii) attached to this Amendment.

2.	Section 1.01(c) of the Original Agreement is hereby amended by adding the following sentence to the end of Section 1.01(c):

Notwithstanding any language to the contrary, the parties agree that any and all software (or the right to use such software), whether or not shown in the asset records of the Branch Offices, shall remain the property of Seller and that Buyer agrees to remove all software owned or used by Seller from the computer equipment acquired from Seller within a reasonable period after the Closing Date. Buyer acknowledges that Buyer shall have no right to use such software after the Closing Date and agrees to indemnify and hold harmless Seller from any claims caused by Buyer’s failure to remove such software in accordance with this Agreement or otherwise use such software in a manner that is not specifically allowed by the license agreements for such software.

3.	Section 1.01(d)(vii) of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 1.01(d)(vii):

(vii) shall include all deposit-related overdrafts, including overdrafts pursuant to an overdraft protection plan, if any, authorized and maintained on the books of the Branch Offices in association with Seller’s existing policy regarding overdrafts; and

4.	Sections 1.02(a) and (b) of the Original Agreement are hereby deleted in their entirety and replaced with the following Sections 1.02(a) and (b):

(a) Deposit Liabilities. All deposit liabilities maintained at the Branch Offices, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest thereon through the Closing Date, except as provided in Sections 1.02(c) and 2.03(c) hereof (the “Deposits” or “Deposit Liabilities”). As used herein, the term “Deposits” and “Deposit Liabilities” shall include all of the deposit products offered by Seller from the Branch Offices, including, without limitation, passbook accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit, including the Public Deposits. As used herein, the term “Public Deposits” means the certificates of deposit, the demand deposit accounts and other deposit accounts of various governmental entities as set forth on Schedule 1.02(a) attached hereto.

(b) Assumed Contracts. The obligations and liabilities of Seller arising from and after the Closing Date under any and all contract and leases necessary for the operation or maintenance of the Branch Offices that are assignable by Seller to Buyer (collectively, the “Assumed Contracts”), including without limitation (i) the lease for the Oklahoma City branch and (ii) the Public Deposits Pledge Agreements, but excluding any contracts with respect to originating or servicing FSA loans. As used herein, the term “Public Deposits Pledge Agreements” means each pledge agreement, custody agreement, security agreement and related contract pursuant to which marketable securities are pledged to governmental entities to secure the Public Deposits.

5.	Section 1.02(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 1.02(c):

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(c) Liabilities Not Assumed by Buyer. Notwithstanding Sections 1.02(a), 1.02(b) and 2.03 hereof, Buyer shall not assume any other liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Offices prior to the Closing Date, including without limitation any claims or liabilities arising prior to the Closing Date from or in connection with any FSA Loans (collectively, the “Excluded Liabilities”).

6.	Section 2.03(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 2.03(a):

(a) At the Closing, Seller shall resign as trustee and custodian with respect to any individual retirement account (“IRA Account”) as to which Seller is trustee or custodian and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date. At the Closing, Seller shall designate or appoint Buyer as successor trustee or custodian under each such IRA Account.

7.	Section 9.03 of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 9.03:

9.03 Statements. After the Closing Date, Buyer shall be responsible for issuing statements to the customers of the Branch Offices. On the Closing Date, the employees of Seller shall create statements with respect to the Deposits of such customers as of the close of business on the Closing Date. If Seller is not able to create such statements by the close of business on the Closing Date, then the employees of Buyer shall create such statements. As soon as reasonably practicable after the Closing Date, Buyer shall mail such statements to such customers.

8.	Section 9.05 of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 9.05:

9.05 Uncollected Items. Buyer and Seller shall settle the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer’s making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items. Buyer and Seller, as the case may be, agree to transfer funds for any net balance due to the other party upon settlement of such uncollected items via wire transfer.

9.	Section 9.06 of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 9.06:

9.06 ACH. Prior to the Closing Date, Buyer will notify all Automated Clearing House (“ACH”) originators effecting debits or credits to the accounts of the Deposit Liabilities of the purchase and assumption transactions contemplated by this Agreement. For a period of one hundred twenty (120) days beginning on the Closing Date, Seller will honor all ACH items related to accounts of Deposit Liabilities which are mistakenly routed or presented to Seller. Seller will make no charge to Buyer for honoring such items, and will use its best efforts to transmit to Buyer via facsimile, by 10:00 a.m. or as soon as practicable thereafter, each day’s ACH data that is to be posted that day. Items mistakenly routed or presented after the 120-day period may be returned to the presenting party. Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller.

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10.	Section 9.11 of the Original Agreement is hereby deleted in its entirety and replaced with the following Section 9.11:

9.11 Information Reporting. With respect to the Loans and Deposits purchased and assumed by Buyer pursuant to this Agreement, Buyer shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required by law) all interest paid or earned by the customer during the entire year in which the Closing Date occurs. The Seller agrees to provide to Buyer information about the Deposits and Loans up to the Closing Date necessary for Buyer to comply with the requirements of this Section 9.11, but Seller shall have no responsibility to provide such information to the customer or the Internal Revenue Service or any other person or agency. Buyer agrees to indemnify Seller for any penalty, interest, claim, fee (including reasonable attorney fees) or other liability or expense which may be imposed upon or asserted against Seller as a result of Buyer’s failure to timely and accurately report such interest earned or paid by customers on the Deposits and Loans, as required by law, unless such failure by Buyer is due to Seller’s failure to provide to Buyer in a timely manner the amount of interest earned or paid by the customers up to the Closing Date. Seller agrees to indemnify Buyer for any penalty, interest, claim, fee (including reasonable attorney fees) or other liability or expense which may be imposed upon Buyer as a result of Buyer’s failure to timely and accurately report interest earned or paid by customers on the Deposits and Loans if Buyer’s failure is the result of Seller’s failure to provide in a timely manner the amount of interest earned or paid by customers up to the Closing Date or errors in such information provided by Seller to Buyer.

11.	Article IX of the Original Agreement is hereby amended to add the following Section 9.16:

9.16 Letters of Credit Issued by Seller. Seller’s outstanding letters of credit (“Seller’s Letters of Credit”) associated with the Loans attributable to the Branch Offices as of the effective date of this Amendment are set forth in Schedule 9.16 attached hereto. The parties shall take the following actions with respect to the Seller’s Letters of Credit:

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(a) Seller shall not renew the Seller’s Letters of Credit. Seller shall take such action as may be required (including sending notices of non-renewal if applicable) to cause each Seller’s Letter of Credit to expire on the expiration of its current term as set forth in Schedule 9.16 under the column “Cur. Mat.” hereto (the “Current Term”). Further, Seller shall not, without the prior written consent of Buyer, amend any of the Seller’s Letters of Credit in any manner or otherwise extend any Current Term.

(b) As of the Closing Date, Seller shall assign and transfer to Buyer all of Seller’s rights in and to the original promissory notes, reimbursement agreements, letter of credit applications and similar instruments relating to the Seller’s Letters of Credit and any and all collateral securing payment under such instruments.

(c) In the event of a draft on a Seller’s Letter of Credit by a beneficiary thereof, Seller shall, promptly following receipt of such draft, notify Buyer in the manner specified below of the draft. Promptly following receipt from Seller of such draft, Buyer shall make all required payments thereunder in accordance with the terms of the applicable Seller’s Letter of Credit (the “Draw”). Following Buyer’s payment of the Draw, Seller agrees to cooperate with Buyer in taking any and all actions necessary for Buyer to collect the entire amount of the Draw from the applicant/customer of the Seller’s Letter of Credit under which the Draw was paid.

(d) If and to the extend Buyer shall cause a beneficiary of a Seller’s Letter of Credit to surrender such Seller’s Letter of Credit back to the Seller prior to the expiration of the Current Term and to accept, in lieu thereof, one or more letters of credit issued by Buyer or an Affiliate of Buyer, the fee received by Seller from the applicant/customer with respect to the Seller’s Letter of Credit so surrendered shall be prorated based upon the number of days remaining in the Current Term following the date of surrender, and such prorated amount shall be paid by Seller to Buyer.

(e) Notification of receipt of a draft by Buyer shall be given by Buyer to Rose Rock Bank in writing and shall be given by facsimile, together with a copy of the draft received, to the number and attention of the person specified below, and shall be deemed given when the facsimile is transmitted to the facsimile number set forth below and an appropriate confirmation is received by the Seller:

Rose Rock Bank
Attn: Paul Reheman
Facsimile: (580) 234-0615

The name of the party and facsimile number to which the notice should be addressed may be changed by Buyer by giving the Seller notice of such change in the manner specified in Section 11.04 of the Agreement.

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12.	Article IX of the Original Agreement is hereby further amended to add the following Section 9.17:

Section 9.17. Repurchase Agreement. On the Closing Date, Seller and Buyer shall enter into a repurchase agreement (the “Repurchase Agreement”) pursuant to which Seller will sell and Buyer will purchase all of the marketable securities then pledged by Seller pursuant to the Public Deposits Pledge Agreements to secure the Public Deposits (the “Marketable Securities”). The Purchase Price and Seller’s Margin Amount under the Repurchase Agreement shall be reasonably determined by Seller and Buyer on the Closing Date based upon the type and market value of the Marketable Securities. The Repurchase Agreement shall be terminable on demand, permitting either Seller or Buyer to terminate the agreement, in whole or in part, at any time. The Pricing Rate under the Repurchase Agreement shall be 12.5 basis points (0.00125%) per annum determined on a per diem basis for as long as the Repurchase Agreement is in effect. The Repurchase Agreement shall permit Buyer to pledge the Marketable Securities that it purchased from Seller to secure the Public Deposits until Buyer shall acquire other suitable securities to pledge to replace the Marketable Securities.

13.	Article IX of the Original Agreement is hereby further amended to add the following Section 9.18:

Section 9.18 Equipment. From the Closing Date through July 31, 2005, Buyer agrees to allow Seller to maintain and operate, and allow Seller reasonable access to, certain data processing equipment at the branch located at 320 N. Main, Kingfisher. During such period, this data processing equipment shall operate on a separate network from Buyer’s data processing equipment. Buyer agrees to provide necessary electrical power for the operation of such equipment. Seller agrees to remove such equipment from this location as soon as reasonably possible but in no event later than July 31, 2005.

B.	Miscellaneous Provisions

1.	Expenses. Except as otherwise provided in the Original Agreement, each party to this Amendment will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Amendment.

2.	Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.	Entire Agreement; Third Party Beneficiaries. This Amendment and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Original Agreement and other documents referred to therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings.

[signature page following]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered all as of the day and year set forth above.

GOLD BANK

By:	/s/ Malcolm M. Aslin
Malcolm M. Aslin President

OLNEY BANCSHARES OF TEXAS, INC.

By:	/s/ Ross McKnight
Ross McKnight President

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Schedule 1.01(c)(ii) - Certain Excluded Personal Property

Asset	Description	Acquisition Value($)	Accumulated Depreciation($)	Book Value($)
1000145	OK METAVANTE CONVERSION - HARDWARE	45,623.14	0.00	45,623.14
1000117	AFS Upgrade - Consulting	424.08	0.00	424.08
1000118	AFS Upgrade - SOFTWARE	203,473.06	0.00	203,473.06
1000119	AFS Upgrade - HARDWARE	259,726.55	0.00	259,726.55
803445	19IN MONITOR - VIEWSONIC	1,340.44	(223.41)	1,117.03
804466	KVM SWITCH	648.00	(108.00)	540.00
803457	APC SMART UPS	2,084.59	(382.18)	1,702.41
804376	SORTER CONTROLLER 1 - DELL CPU	1,980.30	(363.06)	1,617.24
804378	CAR MANAGER - HP PROLIANT DL140	2,167.56	(397.39)	1,770.17
804379	CAR SERVER - HP PROLIANT DL140	2,167.56	(397.39)	1,770.17
804380	SORTER CONTROLLER 3 - DELL CPU	1,980.30	(363.06)	1,617.24
804381	DVD BURNER WORKSTATION - HP PC	1,980.30	(363.06)	1,617.24
804382	RIMAGE WORKSTATION - DELL PC	1,980.30	(363.06)	1,617.24
804383	PRINTER SERVER 1 - HP PC	1,980.30	(363.06)	1,617.24
804384	WORKSTATION 2 - CPQ DESKTOP PC	1,980.30	(363.06)	1,617.24
804385	AFS SNAP STORAGE DEVICE	5,500.00	(1,008.33)	4,491.67
804388	AMC RAID ARRAY	5,500.00	(1,008.33)	4,491.67
804389	VSU - HP PROLIANT ML370	3,964.35	(726.79)	3,237.56
804390	PRINTER SERVER 2 - HP PROLIANT ML350	3,964.35	(726.79)	3,237.56
804391	APPS - HP PROLIANT ML350	3,964.35	(726.79)	3,237.56
804392	ARCHIVE - HP PROLIANT ML370	3,964.35	(726.80)	3,237.55
804393	ENDPOINT - HP PROLIANT ML370	3,964.35	(726.79)	3,237.56
804394	RIMAGE CD/DVD BURNER	1,666.65	(305.56)	1,361.09
804395	ENDPOINT ROUTER - CISCO 1760	1,816.00	(332.93)	1,483.07
804396	ENDPOINT FIREWALL	3,084.48	(565.49)	2,518.99
804397	VIEWSONIC VC900 19IN FLAT PANEL MONITOR	730.00	(133.83)	596.17
804398	VIEWSONIC VC900 19IN FLAT PANEL MONITOR	730.00	(133.83)	596.17
804399	VIEWSONIC VX900 19IN FLAT PANEL MONITOR	730.00	(133.83)	596.17
804400	VIEWSONIC VX900 19IN FLAT PANEL MONITOR	730.00	(133.83)	596.17
804401	NCR ITRAN SORTER	66,644.31	(12,218.12)	54,426.19
900423	AFS SOFTWARE	238,219.97	(43,673.66)	194,546.31
900420	SYBASE SQL ANYWHERE	29,058.75	(9,686.25)	19,372.50
900421	BANKER & TELLER INSIGHT - M&I	121,602.56	(21,883.89)	99,718.67
900418	EQUITY MANAGER SOFTWARE	21,500.00	(13,736.12)	7,763.88
803470	IBM X235 SERVER	23,145.78	(9,258.32)	13,887.46
614679	NCR 7780 CHECK SORTER	8,174.00	(4,130.83)	4,043.17

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Schedule 1.02(a) - Public Deposits

Governmental Entities
Opportunities, Inc.
Hennessey ISD
Hennessey ISD
Hennessey ISD
Hennessey ISD
Hennessey ISD
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Town of Hennessey
Northern Oklahoma Development Authority
Waukomis ISD
Autry Technology Center
Black Bear Conservancy, District #2
Black Bear Conservancy, District #2
Garfield County
Garfield County
Kingfisher Schools
Kingfisher Schools
Kingfisher Schools
Kingfisher Schools
Kingfisher Schools
Kingfisher Schools

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Kingfisher Schools
Kingfisher Public Works Authority
Kingfisher Public Works Authority
Kingfisher Public Works Authority
Kingfisher Public Works Authority
Kingfisher Public Works Authority
City of Kingfisher
City of Kingfisher
City of Kingfisher
City of Kingfisher
City of Kingfisher
City of Kingfisher
City of Kingfisher
City of Kingfisher
Canadian Valley Tech Center
Francis Tuttle Technology Center
Oklahoma Pork Council, Inc.
Oklahoma County
Bartlesville ISD
Bartlesville ISD
Bartlesville ISD
Redlands Community College

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Schedule 9.16 - Seller's Letters of Credit

Letter of Credit Number	Dollar Amount	Expiration Date
1195/200-GD-1449	25,000	12-31-05
1198/200-GD-1444	25,000	01-14-06
189061/200-GD-1560	25,000	03-06-06
79292/200-GD-1559	10,000	04-10-06
77587/200-GD-1558	25,000	04-20-06
80447/200-GD-1478	7,500	05-18-06
145215/200-GD-1494	25,000	05-24-06
115658/200-GD-1497	25,000	07-08-06
1168/200-GD-1493	25,000	08-20-06
127549/200-GD-1515	25,000	08-31-06
1187/200-GD-1552	25,000	11-25-05
200215/200-GD-1479	15,000	11-29-05
1196/200-GD-1553	25,000	01-06-06
145842/200-GD-1516	250,000	01-09-06
1220/200-GD-1477	25,000	05-29-06
1158/200-GD-1495	25,000	07-31-06
1193/200-GD-1476	25,000	12-04-06
167303/200-GD-1521	1,300	12-31-05
167314/200-GD-1522	2,270	12-31-05
167325/200-GD-1523	975	12-31-05
167347/200-GD-1524	2,100	12-31-05
110433/200-GD-1512	2,200	12-31-06
110455/200-GD-1513	1,430	12-31-06
110477/200-GD-1504	5,120	12-31-06
124392/200-GD-1503	1,510	12-31-06
174222/200-GD-1529	2,850	12-31-07
174277/200-GD-1530	1,900	12-31-07

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200-GD-1627	2,100	12-31-10
200-GD-1628	975	12-31-10
200-GD-1629	1,300	12-31-10
200-GD-1630	2,270	12-31-10
188137/200-GD-1531	25,000	09-04-05
1201/200-GD-1501	25,000	12-09-05
206100158/200-GD-1514	25,000	02-07-06
1184/200-GD-1500	25,000	10-29-06
217771/200-GD-1538	1,050	12-31-06
79941/200-GD-1509	1,850	12-31-06
156050/200-GD-1517	1,100	12-31-07
222006/200-GD-1539	3,760	12-31-06
213100634/200-GD-1443	25,000	12-03-05
213100777/200-GD-1474	10,000	12-17-05
191096/200-GD-1536	1,400	12-20-05
35743/200-GD-1507	1,050	12-31-05
191074/200-GD-1532	1,000	12-31-05
191085/200-GD-1533	5,000	12-31-05
213101052/200-GD-1568	25,000	01-21-06
159371/200-GD-1518	25,000	01-24-06
159372/200-GD-1519	25,000	01-24-06
81668/200-GD-1510	2,350	12-31-06
81679/200-GD-1511	3,250	12-31-06
167864/200-GD-1525	3,000	12-31-06
167875/200-GD-1526	700	12-31-06
167886/200-GD-1527	600	12-31-06
174189/200-GD-1528	2,000	12-31-07
123919/200-GD-1505	2,000	12-31-06

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73132/200-GD-1508	7,000	12-31-06
32300/200-GD-1502	25,000	05-09-05
214131267/200-GD-1546	367,296	05-30-05
214231267/200-GD-1547	605,000	05-30-05
1191195/200-GD-1535	50,000	06-30-05
181327/200-GD-1557	50,000	09-30-05
69931/200-GD-1465	6,000	03-01-06
214100108/200-GD-1543	500	05-21-06
214200327/200-GD-1441	3,500	06-30-06
195991/200-GD-1534	25,000	10-03-06
224448/200-GD-1540	88,400	11-03-06
214206969/200-GD-1556	4,600,000	06-12-08
173771/200-GD-1442	375,000	06-30-05
209741/200-GD-1537	100,270	10-31-05
214100058/200-GD-1541	250,000	04-16-06
214100107/200-GD-1542	80,000	05-26-06
1183/200-GD-1499	25,000	11-06-05
127494/200-GD-1506	25,000	12-30-05
191316/200-GD-1554	50,000	02-01-06
166819/200-GD-1520	25,000	04-11-06

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